UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2016

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2016, Black Stone Minerals, L.P. (the “Partnership”) announced that Black Stone Minerals GP, L.L.C., the general partner of the Partnership (the “General Partner”), expects to appoint Jeffrey P. Wood as its Senior Vice President and Chief Financial Officer effective November 11, 2016.

Mr. Wood, 45, brings over 20 years of senior financial leadership and capital markets experience, most recently as Executive Vice President and Chief Financial Officer of Siluria Technologies, Inc., a leading innovator of process technologies for the energy and petrochemical industries. Prior to Siluria, Mr. Wood was Senior Vice President and Chief Financial Officer of Eagle Rock Energy Partners, a publicly traded master limited partnership with upstream, midstream, and minerals operations. Prior to Eagle Rock, Mr. Wood spent 11 years at Lehman Brothers Holdings, Inc. in a number of investment banking and investment management positions focused primarily on the MLP sector. Mr. Wood started his career in public accounting with Price Waterhouse LLP. He has an MBA from the University of Chicago, Booth School of Business and a BA from Baylor University. Mr. Wood also serves as a member of the board of directors of the general partner of USD Partners LP, and serves as chairman of the audit committee and as a member of the conflicts committee.

The Partnership expects that Mr. Wood will enter into a severance agreement with Black Stone Natural Resources Management Company, in a form substantially similar to that entered into by the General Partner’s other executive officers, that will provide for the payment of cash severance payments and benefits in the event Mr. Wood’s employment is terminated under certain circumstances, but he has not yet been entered into such agreement. The Partnership also expects that Mr. Wood will receive awards under the Partnership’s Long-Term Incentive Plan with terms substantially similar to the awards granted to the General Partner’s other executive officers, but it has not yet awarded him any grants under that plan.

Item 7.01 Regulation FD Disclosure

On October 24, 2016, the Partnership issued a press release announcing the appointment of Jeffrey P. Wood as Senior Vice President and Chief Financial Officer. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated October 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: October 24, 2016	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release dated October 24, 2016

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